[GRAPHIC OMITTED]                                       FILED #C4245-01
[GRAPHIC OMITTED]                                        JUNE 06 2001
                                                       IN THE OFFICE OF
                                                       /s/ Dean Heller
                                                 DEAN HELLER SECRETARY OF STATE

                                 Certificate of
                                    Amendment
                            (PURSUANT TO NRS 78.380)
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DEAN HELLER
Secretary of State
101 North Carson Street, Suite 3
Carson City, Nevada 8970144786
(775) 684 5708
Important: Read attached instructions before completing form.
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              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
               (Pursuant to NRS 78.380 - Before Issuance of Stock)
                             - Remit in Duplicate -



1. Name of corporation:  Global Yacht Services, Inc.
                        --------------------------------------------------------

2. The articles have been amended as follows (provide article numbers, if available): "Fourth That the voting common stock authorized maybe issued by the corporation is Fifty Million (50,000,000) shares of stock with a par value of $.001 and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors."


3. The undersigned declare that they constitute at least two-thirds of the
incorporators (check)             or of the board of directors (check) X
                     ------------                                     ---


4. The date upon which the original articles of incorporation were filed with
the Secretary of State:   2/21/01
                        ------------

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures:




/s/ Mitchell Keeler
-----------------------------                -----------------------------
Signature,  Sole Director                               Signature



IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.








                     Nevada Secretary of State Form 78.380 PROIFIT AMEND1999.01
                                                           Revised on: 03/06/00